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                                                                    EXHIBIT 16.1

                          [ARTHUR ANDERSEN LETTERHEAD]


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street NW
Washington, DC 20549


May 31, 2001

Dear Sir/Madam,

We have read item 4 included in the Form 8-K dated May 31, 2001 of Little Switzerland, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP
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Arthur Andersen LLP

cc:   Mr. Patrick Hopper, Chief Financial Officer, Little Switzerland, Inc.